                          REGISTRAR AND STOCK TRANSFER
                                AGENCY AGREEMENT


AGREEMENT, dated as of March 18, 1993, between Delaware Group Dividend and Income Fund, Inc. a Maryland corporation (the "Company") and Chemical Bank, a New York corporation (The "Agent").

The Company hereby appoints Chemical Bank its Registrar, Transfer, Dividend Disbursing, and Dividend Reinvestment Agent for all Authorized Shares of each Class of Stock (the "Shares") listed in Schedule A annexed hereto and all shares of each class of stock as may hereafter be authorized by the Company and with respect to which the Company requests the Agent to so serve, and Chemical Bank hereby accepts that appointment upon the following terms and conditions.

SECTION 1.        THE AGENCY

1.1 Shares Certificates. On or before the date hereof, the Company delivered to the Agent an adequate supply of blank Share certificates executed on behalf of the Company by the manual or facsimile signatures as needed and requested by the Agent. Unless otherwise directed by the Company, the Agent may issue Share certificates executed by a Company officer who has subsequently ceased to hold office.

         The Agent shall keep Share certificates delivered to it by the Company in a secure place until their issuance, pursuant to this Agreement.

1.2 Original Issuance. The Agent shall complete and register Share certificates for original issues of Shares upon receipt of:

         1) a requisition from the Company or its designee setting forth with respect to each Shareholder;

                  a) the name, address and, if available, tax identification number of the Shareholder;

                  b)       the number of Shares to be issued;

                  c)       the date of issue;

                  d)       delivery instructions;

                  e) if the Shares are listed as Reserve for Future Issuance Under Existing Agreements in Schedule A annexed hereto, the identity of the agreement pursuant to which they are being issued; and

                  f) all necessary information and instructions with respect to "Stop Orders", legending, and other transfer limitations, if any.

         2) an opinion of counsel, which opinion may be issued by in-house legal counsel of Delaware Management Company, Inc., in substance to the effect that:

                  a) the Company is a duly incorporated and existing corporation in good standing under the laws of the State of its incorporation;

                  b) the Shares to be issued have been duly authorized and when issued as requisitioned, will be validly issued, fully paid and nonassessable;

                  c) the Shares to be issued have been duly registered under the Securities Act of 1933, as amended, and such registration has become effective, or that no registration is required, stating the basis therefor; and have been duly registered under the Securities Exchange Act of 1934, as amended, or that no such registration is required, stating the basis therefor;

                  d)       the Shares to be issued may be freely transferred;
                           and

                  e) the issuance of the Shares to be issued will not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the charter or By-laws of the Company, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking known to counsel to which the Company is a party or by which it is bound.

         3) The Agent shall notify each co-Transfer Agent and each co-Registrar, if any, of each original issue of Share certificates by it.

         4) The Agent shall notify the Company in case any proposed issue of shares by the Company would result in an over-issue as defined by Section 8-104(2) of the Uniform Commercial Code and in such event, shall refuse to credit such shares and shall not countersign and issue certificates for such shares.


1.3 Transfer and Exchanges. Upon surrender to the Agent of a Share certificate properly endorsed for transfer or exchange, and payment to the Agent of any tax or other governmental charge imposed in connection with the transfer or exchange, the Agent shall issue a new Share certificate registered in the name of the transferee or the exchanging Shareholder as the case may be.

       Share certificates surrendered for transfer which are subject to transfer restrictions must be accompanied by: (1) an opinion of counsel addressed to the Company an the Agent stating that the transfer restrictions are inapplicable to the proposed transfer and setting forth the basis therefor; and (ii) authorization from the Company to make the requested transfer on the basis of the opinion.

       Requests for the removal of transfer restriction legends on Share certificates must be accompanied by: (1) an opinion of counsel stating that the transfer restriction legend is no longer applicable and setting forth the basis therefor; and (ii) authorization from the Company to remove the legend on the basis of the opinion.

1.4 Shareholder Lists, Mailings. Upon the request of an officer of the Company, the Agent shall provide the Company and/or its designee(s) with lists of the names and addresses of the Shareholders and shall mail letters, reports, and other written materials to the Shareholders. The Company shall consult with the Agent on the form and size of materials to be mailed by the Agent to Shareholders so that so far as possible the materials will be compatible with the Agent's equipment.

1.5 Records. The Agent shall retain cancelled Share certificates and shall maintain records with respect to its agency under this Agreement in accordance with applicable laws and regulations, including the Investment Company Act of 1940, as amended, and the regulations thereunder, and its customary practice.

       Such records shall include records showing for each shareholder's account the following: (I) names, addresses, and tax identifying numbers; (ii) number of shares held; (iii) historical information regarding the account of each shareholder, including dividends paid, voluntary cash investments, and date and price for all transactions; (iv) any stop or restraining order placed against the account; (v) information with respect to withholdings, as applicable; (vi) any dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of the account; (vii) certificate numbers and denominations for any shareholder holding certificates; (viii) any information required in order for the Agent to perform its duties hereunder.

       The Agent shall notify the Company of any request or demand to examine certificates and records and secure instructions from the Company with respect to the request or demand, but the Agent may nevertheless comply with any request or demand if it is advised in writing by counsel that it is legally obligated to do so. From time to time, the Agent may, and shall upon the Company's request, deliver to the Company cancelled Share certificates and records which are no longer needed by the Agent in the performance of its services or for its protection, and the Company shall maintain the certificates and records for seven years from the date of their delivery. At the request of the Agent, the Company shall make the certificates and records retained by it available for examination by appropriate governmental authorities, and shall, upon demand of an authority, provide it with hard copy of the certificates and records, and Agent shall make such books and records and other deemed necessary available for inspection upon written authorization or request of the Company. To the extent that the cancelled certificates and records are not delivered to the Company for safekeeping and storage, Agent shall preserve for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940 such records as are required to be maintained by Rule 31a-1 under such Act.

1.6 Lost Certificates. Subject at all time to the provisions of applicable law and of the Company's By-laws, if any, governing such matters, the Agent shall issue and register replacement Share certificates for certificates represented to have been lost, stolen or destroyed upon receipt by it of: (i) evidence acceptable to it of the loss, theft or destruction; and (ii) indemnity acceptable to it sufficient to save it and the Company harmless. The Agent may issue and register new certificates in exchange for and upon cancellation of mutilated certificates.

1.7 Dividends. A Record Date for the payment of a dividend on any Shares shall be at least 10 business days prior to the Mailing Date for the dividend. Not less than 2 business days prior to the Record Date for the payment of a dividend, the Company shall deliver to the Agent a Notice of Declaration of Dividend substantially in the form of Exhibit I hereto, signed by the Secretary or an Assistant Secretary of the Company, and shall make arrangements with the Agent for the disbursement of any non-cash portion of the dividend. Upon receipt of a Notice of Declaration of Dividend, the Agent shall prepare checks for the disbursement of the cash portion of the dividend to the Shareholders on the Record Date and shall make arrangements with the Company for the disbursement of any non-cash portion of the dividend. On or before the Mailing Date for the cash portion of a dividend, the Company shall deposit with the Agent the full amount of the cash portion of the dividend in immediately available funds. Subject to its having received that deposit, the Agent shall mail on the Mailing Date the checks for the cash portion of the dividend. The Agent shall comply with applicable United States of America and State of New York tax withholding and reporting requirements and, if directed by the Company, shall prepare reports for the Company's use in other States.

       With respect to those shareholders who are participants in the Company's Dividend Reinvestment Plan, the Agent shall credit all dividends and distributions to the shareholder's account. The Agent shall purchase shares on the open market in accordance with, and to meet the requirements of, the Dividend Reinvestment Plan. The Agent shall reinvest dividends and distributions credited to the accounts of participating shareholders in accordance with the Dividend Reinvestment Plan, and prepare and mail confirmations of such reinvestments. The Agent shall perform such other functions as may be necessary or desirable to administer the Dividend Reinvestment Plan in accordance with its terms.

1.8 Undelivered Dividends and Other Distributions. The Agent shall provide the Company once in each calendar year with a report listing all checks for the payment of dividends on any Shares which have remained uncashed for more than two years and all non-cash dividends and other distributions on any Shares which the Agent has been unable to deliver to the Shareholders entitled thereto for more than two years.

1.9      Miscellaneous.  The Agent shall also perform the following services:

         1) Maintenance of Accounts: Post all transactions and update related records daily; answer shareholder correspondence; place, maintain and remove stop transfer orders; and perform such other functions as may be necessary or desirable to maintain shareholder accounts.

         2) Information and Reports: Furnish to the Company such information and reports as may be agreed upon from time to time.

         3) Annual Meetings: Provide such shareholder information to the Company as may be reasonably requested as of the close of business on the record date or such other dates as may be applicable; mail proxies via first class mail with proxy statements, return envelopes and, if applicable, annual reports; mail broker search notices; receive, examine, and tabulate proxies; report vote; if requested, serve as Inspectors of Election; and perform such other information as may be necessary or reasonably requested by the Company in connection with its annual meetings.


SECTION 2.        RIGHTS OF THE AGENT

2.1 Scope of Agency. The Agent is acting solely as agent for the Company under this Agreement and owes no duties to any other person. The Agent will, however, cooperate with the Company's custodian, administrator, investment adviser, and independent accountants in the performance of their duties. The Agent undertakes to perform the duties and only the duties that are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Agent.

2.2 Standard of Care. The Agent shall provide its services as transfer agent hereunder in accordance with Section 17 of the Securities Exchange Act of 1934, and the rules and regulations thereunder. Further, the parties intend that the processes, procedures, safeguards and controls employed should be those generally applied and accepted for the type services provided hereunder by other institutions providing the same or similar services, and those which should provide efficient, safe and economical services so as to promote promptness and accuracy and to maintain the integrity of the Company's records. In the absence of bad faith, willful misconduct, reckless disregard of the performance of its duties, or negligence on its part, the Agent shall be liable for any action taken suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. The Agent is authorized to refuse to make any transfer it reasonably and in good faith deems improper.

         The Agent may rely and shall be protected in acting or refraining from acting upon any Company communication authorized by this Agreement; upon any communication from any predecessor Transfer Agent or co-Transfer Agent or from any predecessor Registrar or co-Registrar; and upon any other written instruction, notice, request, direction, consent, report, certificate, or other instrument, paper or document reasonably believed by it to be genuine and to have been given by a person reasonably believed to be authorized to give such instruction, notice, request, direction, consent, report, certificate or other instrument.

         With the Company's prior approval, the Agent may consult with counsel whose advise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with and reliance thereon.

2.3 No Obligation to Make Advances. The Agent shall not be required to advance, expend or risk its own funds or otherwise incur out-of-pocket expense of the type subject to reimbursement hereunder in the performance of its duties under this Agreement.

2.4 Use of Agents and Attorneys. The Agent may perform its duties and exercise its rights under this Agreement either directly or by or through agents or attorneys, provided that performance of its duties and exercise of its rights through an agent or attorney shall not relieve the Agent of its liabilities and responsibilities to the Company under this Agreement.

2.5 Compensation, Expenses and Indemnification. The Company shall pay the Agent from time to time such reasonable compensation for all services rendered by it under this Agreement as may be mutually agreed upon by the parties.

         The Company shall reimburse the Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Agent to cover the cost of postage, stationery, envelopes, forms, printing, and special mailings associated with extraordinary events such as mergers or acquisitions or bulk rate mailings, either of which may be outsourced by Agent with the Company's prior approval, and for reasonable counsel fees incurred by Agent in connection with the performance of its duties under this Agreement, provided that the Company's prior approval of the use of counsel shall have been obtained, and provided further that the Company shall not reimburse the Agent for any expense or disbursement attributable to its negligence, willful misconduct, reckless disregard of the performance of its duties, or bad faith.

         The Company shall indemnify the Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct, reckless disregard of the performance of its duties, or bad faith on the Agent's part arising out of or in connection with its agency under this Agreement, including the reasonable costs and reasonable expenses of defending itself against any claim or liability in connection with its exercise or performance of any of its duties under this Agreement.

         The obligations of the Company to the Agent under this Section 2.5 shall survive the termination of the agency under this Agreement, subject to any statue of limitations applicable to any cause of action with respect to which indemnification may be sought hereunder by the Agent.

SECTION 3. THE COMPANY

3.1 Representations and Warranties. The Company represents and warrants to the Agent that:

         a) the Shares issued and outstanding on the date hereof have been duly authorized, validly issued and fully paid and are nonassessable; and any Shares to be issued hereunder, when issued, shall have been duly authorized, validly issued and fully paid and will be nonassessable.

         b) The Shares issued and outstanding on the date hereof: (i) have been duly registered under the Securities Act of 1933, as amended, and such registration has become effective or are exempt from such registration; and (ii) have been duly registered under the Securities Exchange Act of 1934, as amended, or are exempt from such registration;

         c) any Shares to be issued hereunder, when issued: (i) shall have been duly registered under the Securities Act of 1933, as amended, and such registration has become effective or shall be exempt from such registration; and (ii) have been duly registered under the Securities Exchange Act of 1934, as amended, or shall be exempt from such registration;

         d) the execution and delivery of this Agreement and the issuance of the Shares hereunder do not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the charter or the By-laws of the Company, any law or regulation, any order or decree of any court of public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which the Company is a party or by which it is bound; and

3.2 Notice of Changes. The Company shall promptly notify the Agent of the following:

         a) Any change in the name of the Company, its Certificate of Incorporation, or its By-laws.

         b) Any change in the title of a Class of Stock from that set forth in Column (1) of Schedule A hereto.

         c) Any change in the Number of Authorized Shares from that set forth in Column (2) of Schedule A hereto.

         d) Any change in existing agreements or any entry into new agreements changing the Number of Authorized Shares Reserved for Future Issuance Under Existing Agreements from that set forth in Column (4) of Schedule A hereto.

         e) Any change in the number of outstanding Shares subject to "Stop Orders" or other transfer limitations unless the Agent shall have received notice of the change pursuant to Section
                  1.3 hereto.

         f)       The listing or delisting of any Shares on any stock exchange.

         g) The appointment after the date hereof of any co-Transfer Agent or any co-Registrar for any of the Shares.

         h) The merger of the Company into, or the consolidation of the Company with, or the sale or other transfer of the assets of the Company substantially as an entirety to, another person; or the merger or consolidation of another person into or with the Company.

         i) Any other change in the affairs of the Company of which the Agent must have knowledge to perform properly its duties under this Agreement.

SECTION 4.        MISCELLANEOUS

4.1 Communications. All communications pursuant to this Agreement shall be in writing (including telegraphic, telex, telecopier and other written communications transmitted by wire, radio or otherwise) and shall be mailed, sent or delivered:


---------------------------------------------------------------------------------------------
If to the Company, addressed:       Company:    Delaware Group Dividend and Income Fund, Inc.
(both mail and hand delivery if     Address:    1818 Market Street Philadelphia, PA 19103
different)                          Attention:  Joseph A. Finelli

---------------------------------------------------------------------------------------------

With copy to:                       Company:    Delaware Management Company, Inc.
                                    Address:    2005 Market Street
                                                Philadelphia, PA  19103

                                    Attention: George M. Chamberlain, Jr., Esquire

---------------------------------------------------------------------------------------------

If to the Agent, addressed:         Company:   Chemical Bank - 15th Floor
                                    Address:   450 West 33rd Street
                                               New York, NY  10001
                                    Attention: Stock Transfer Administration

---------------------------------------------------------------------------------------------

         or to such other address as the party to whom the communication is addressed shall have previously communicated to the other party. Unless otherwise expressly provided in this Agreement, communications on behalf of the Company shall be given by the President, a Vice President, an Assistant Vice President, the Secretary, Assistant Secretary, the Treasurer or an Assistant Treasurer, or any other person authorized by one of them to give communications to the Agent under this Agreement. Communications shall be effective when received at the proper address.

4.2 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of the Company and the Agent.

4.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

4.4 Effective Date; Duration. The agency under this Agreement shall commence at the opening of business as of the date first written above and shall continue until terminated. The Company may terminate the agency at any time by so notifying the Agent. The Agent may terminate the agency upon 60 days prior notice to the Company. Except as otherwise expressly provided in this Agreement, the respective rights and duties of the Company and the Agent under this Agreement shall cease upon termination of the agency.

4.5 Amendments. This Agreement may not be amended or modified in any manner except by a written agreement by both the Company and the Agent.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered.


                  DELAWARE GROUP DIVIDEND AND INCOME FUND, INC.

                                    BY:     /s/ Wayne A. Stork
                                            ------------------------------------
                                    (Name)  Wayne A. Stork
                                    (Title) Chairman



                                    CHEMICAL BANK

                                    BY:       /s/ Susan J. Joura
                                            ------------------------------------
                                    (Name)  Susan J. Joura
                                    (Title) Vice President

                                   SCHEDULE A
                                     to the
                          Registrar And Stock Transfer
                                Agency Agreement,


                 Dated as of _________________________, between


                  Delaware Group Dividend and Income Fund, Inc.

                                       and

                                  Chemical Bank

                         STOCK SUBJECT TO THE AGREEMENT

---------------------------- -------------------------- ------------------------------- --------------------------
(1)                          (2)                        (3)                             (4)
---------------------------- -------------------------- ------------------------------- --------------------------
                                                                                        Number of Authorized
                                                        Number of Authorized Shares     Shares Reserved for
                                                        Issued and Outstanding          Future Issuance Under
                             Number of                  (including Treasury Shares)     Existing Agreements
Class of Stock               Authorized Shares
---------------------------- -------------------------- ------------------------------- --------------------------



                                    EXHIBIT I
                               Form for Notice of
                             Declaration of Dividend

                                                                           Date:

                  Chemical Bank
as Agent under the Registrar and
Stock Transfer Agent Agreement of
Delaware Group Dividend and Income Fund, Inc.
Dated:
450 West 33rd Street -- 15th Floor
New York, New York 10001
Attn:  Stock Transfer Administration

                        Notice of Declaration of Dividend


Ladies and Gentlemen:
         I hereby certify that the Board of Directors of Delaware Group Dividend and Income Fund, Inc. at a meeting held on _________________ declared the following cash dividend on the below-listed stock of the Company:

         Title of Class of Stock:________________________________________

         Amount of Dividend per Share:___________________________________

         Payable to Shareholders of Record
         at the Close of Business on:____________________________________

         Dividend Payable Date:__________________________________________

         Mailing Date for Dividend Checks:_______________________________

         Pursuant to Section 1.7 of the above-mentioned Agency Agreement, the Company shall deposit with you the full amount of this cash dividend in immediately available funds on or before the Mailing Date for Dividend Checks.

         (If there are to be any enclosures with the dividend checks, the Notice should so state and describe the arrangements made to ensure timely delivery of the enclosures to the Agent. If the Board of Directors has declared a non-cash dividend, the Notice should describe the property being disbursed and set forth the amount to be disbursed per Share, the Record Date, the Disbursement Date, the Mailing Date, if any, and the arrangements the Company has made with the Agent for the disbursement of the non-cash dividend.)

Very truly yours,



-------------------------------------
         Corporate Secretary

                                   EXHIBIT II
                                    Form for
                      Declaration of Stock-Option Exercise
                            [YOUR COMPANY LETTERHEAD]

                                                                          [Date]

Special Issuance Dept.
         Chemical Bank
450 West 33rd Street - 10th Floor
New York, NY 10001

                                                    Exercise Number: ___________

Ladies and Gentlemen:

The following individual has exercised options under the [Company Name] [Plan Title]. Please take the necessary steps to issue the shares as indicated below:

         Date of Certificate:               ____________________________
         Number of Shares:                  ____________________________

                                            Check one
                                            ______Original Issue
                                            ______Transfer from Treasury

         Name and Address:                  ____________________________

                                            ____________________________

         Account Number:                    ____________________________
         (if available)

         Social Security Number:            ____________________________

         Restrictive Legend:                ____________________________

         Code Account:                      ________ Code 4      _______ Stop 4

         Mailing Address
           for Certificates:                ____________________________

                                            ____________________________

                                            ____________________________


         Method of Delivery                 ____________________________

                                            Very truly yours,
                                            COMPANY NAME
                                            CONTACT NAME AND PHONE NUMBER

                                   EXHIBIT III
                  List of Supporting Papers to be Delivered to
                                  Chemical Bank
                with the Execution and Delivery of this Agreement

                          REGISTRAR AND STOCK TRANSFER
                                AGENCY AGREEMENT
                                (the "Agreement")
                           dated as of March 18, 1993
                                 with respect to
                              All Authorized Shares
                             of Each Class of Stock
                    set forth in Schedule A of this Agreement
                                 (the "Shares")

                                     BETWEEN

                  Delaware Group Dividend and Income Fund, Inc.
                                       and
                                  Chemical Bank

1.       Two executed copies of this Agreement.

2.       An adequate supply of Share Certificates.

3. Copy of the Company's Certificate of Incorporation, which may be a Restated Certificate of Incorporation, and any amendments thereto, certified by the Secretary of State of the state of incorporation.

4. Certificate, as of a recent date, of the Secretary of State of the state of incorporation as to the good standing of the Company and listing all Company charter documents on file, which certificate may be a photocopy.

5. Composite Certificate of the Secretary or an Assistant Secretary of the Company, under its corporate seal, stating that:

         a) the copy of the Company's Certificate of Incorporation, as amended, provided under No. 3 above, is true and complete;

         b) the attached copy of the By-laws of the Company is true and complete and those By-laws remain in full force and effect;

         c) This Agreement has been executed and delivered pursuant to the authority of the Company's Board of Directors;

         d) (i) the attached specimen Share certificates for each Class of Stock set forth in Schedule A to the Agreement are in substantially the form submitted to and approved by the Company's Board of Directors for current use;

                  (ii) the attached specimen Shares certificates for each Class of Stock with issued and outstanding Shares set forth in Schedule A to the Agreement are in substantially the form previously submitted to and approved by the Company's Board of Directors for past use;

         e) (i) the attached list of existing agreements pursuant to which Shares have been reserved for future issuance, as set forth in Schedule A to the Agreement, specifying the number of reserved Shares subject to each such existing agreement and the substantive provisions thereof, is true and complete or (ii) no Shares have been reserved for future issuance;

         f) (i) each Shareholder list provided pursuant to No. 6 below is true and complete (which certification may state that it is based upon the certification of the predecessor Transfer Agent or predecessor Registrar which prepared the list) or (ii) no Shares of the Company are, at the time, outstanding;

         g) the following are the names of each stock exchange upon which any of the Shares are listed and the number and identity of the Shares so listed;

         h) (i) the following are the names and addresses of each co-Transfer Agent and each co-Registrar for any of the Shares and the extent of its appointment, or (ii) there are no co-Transfer Agents and no co-Registrars for any of the Shares; and

         i) the persons who, as officers of the Company, executed and delivered the Agreement or any certificates delivered to Chemical Bank in connection with the execution and delivery of the Agreement were validly elected to, and the incumbents of, the offices they purported to hold at the time of such execution and delivery, and that their signatures on the Agreement and any such certificates are genuine;

         and upon which is subscribed a Certificate of an officer of the company, other than the officer executing the Composite Certificate, stating that the person who executed the Composite Certificate was validly elected to, and is the Secretary or an Assistant Secretary (as the case may be) of the Company and that his signature on the composite Certificate is genuine.

6. A Shareholder list, preferably in machine readable format, certified as true and complete by the person preparing the list, for each Class of Stock with issued and outstanding Shares listed in Schedule A to the Agreement, setting forth as to each such holder, his name and address, tax identification number certified by the Shareholder pursuant to requirements of the Internal Revenue Code and applicable regulations, the number of Shares held, Share certificate numbers and the existence of any "Stop Orders" or other transfer limitations.

7. Opinion or opinions of counsel addressed to Chemical Bank, as Agent under this Agreement, which opinions may be issued by in-house legal counsel of Delaware Management Company, Inc., in substance to the effect that:

         a) the Company is a duly incorporate and existing corporation in good standing under the laws of the state of its incorporation and has full power to execute and deliver this Agreement;

         b) this Agreement has duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company;

         c) the Authorized Shares listed in Column (2) of Schedule A to the Agreement have been duly authorized, and the certificates for the Shares, specimens of which are attached to the Composite Certificate (No. 5 above), are, to the best of such counsel's knowledge, in proper form under the laws of the Company's state of incorporation;

         d) the Authorized Shares listed as Issued and Outstanding in Column (3) of Schedule A to this Agreement: (i) are validly issued, fully paid and non-assessable, (ii) have been duly registered under the Securities Act of 1933, as amended, and such registration has become effective or that no such registration is required stating the basis therefor; and (iii) have been duly registered under the Securities Exchange Act of 1934, as amended, or that not such registration is required, stating the basis therefor;

         e) the Authorized Shares listed as Issued and Outstanding in Column (3) of Schedule A to the Agreement may be freely transferred except to the extent such transfer is restricted pursuant to a "Stop Order" or other transfer limitation listed in the Shareholder lists provided pursuant to No. 6 above and the Share certificates have been legended to reflect the restriction or no such legend is appropriate; and

         f) the execution and delivery of the Agreement and the issuance of the Authorized Shares listed as Issued and Outstanding in Column (3) of Schedule A to the Agreement will not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the charter or By-laws of the Company, and law or regulation, or any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture contract, agreement or undertaking known to counsel to which the company is a party or by which it is bound.

                      AUTHORIZED SIGNATURES OF OFFICERS OF
                  DELAWARE GROUP DIVIDEND AND INCOME FUND, INC.

-----------------------------------------------------------------------------

                       For Shareholder Services Department

                        CHEMICAL BANK, NEW YORK, NEW YORK

(Print or type Name & Title)                          (Official Signature)
--------------------------------------------------------------------------------
Wayne A. Stork, Chairman                              /s/ Wayne A. Stork
--------------------------------------------------------------------------------
Brian F. Wruble, President/CEO                        /s/ Brian F. Wruble
--------------------------------------------------------------------------------
Winthrop S. Jessup, Executive Vice President          /s/ Winthrop S. Jessup
--------------------------------------------------------------------------------
George M. Chamberlain, Jr., Senior Vice               /s/George M. Chamberlain
President/Secretary
--------------------------------------------------------------------------------
David K. Downes, Senior Vice President/Chief          /s/ David K. Downes
Administrative Officer/CFO
--------------------------------------------------------------------------------
Joseph A. Finelli, Vice President/Treasurer           /s/Joseph A. Finelli
--------------------------------------------------------------------------------
Joseph H. Hastings, Vice President/Controller         /s/ Joseph H. Hastings
--------------------------------------------------------------------------------
Eric E. Miller, Vice President/Assistant Secretary    /s/Eric E. Miller
--------------------------------------------------------------------------------
Richelle S. Maestro, Assistant Vice President/        /s/ Richelle S. Maestro
Assistant Secretary
--------------------------------------------------------------------------------

You are hereby authorized to accept the signatures of the officers that appear on this card in connection with the issue, transfer, and registration of stock certificates of said company.

Mailing Address

Delaware Group Dividend and Income Fund, Inc.        /s/George M. Chamberlain
1818 Market Street                                   Secretary
Philadelphia, PA 19103                               August 3, 1993
                                                     Date